Exhibit (h)(ii)(B)

AMENDED AND RESTATED EXHIBIT A

THIS AMENDED AND RESTATED EXHIBIT A, effective as of May 21, 2012, is Exhibit A to that certain Administration and Accounting Services Agreement dated as of July 19, 2007, between BNY Mellon Investment Servicing (US) Inc. and FundVantage Trust.

FUNDS

Cutwater Municipal Bond Inflation Protection Fund

Cutwater High Yield Fund

Cutwater Multi-Sector Inflation Protection Fund

Cutwater Investment Grade Bond Fund

Lateef Fund

Boston Advisors US Small Cap Equity Fund

Boston Advisors International Equity Fund

Corverus Strategic Equity Fund

WHV International Equity Fund

Pemberwick Fund

Private Capital Management Value Fund

Estabrook Value Fund

Estabrook Investment Grade Fixed Income Fund

Pacific Capital Tax-Free Securities Fund

Pacific Capital Tax-Free Short Intermediate Securities Fund

DuPont Capital Emerging Markets Fund

Polen Growth Fund

Boston Advisors Broad Allocation Strategy Fund

Compak Dynamic Asset Allocation Fund

Gotham U.S. Value 1000 Fund

Gotham Global Value 500 Fund

Gotham International Value 400 Fund

Formula Investing U.S. Value 1000 Fund

Formula Investing U.S. Value Select Fund

Formula Investing Global Value 500 Fund

Formula Investing Global Value Select Fund

Formula Investing International Value 400 Fund

Formula Investing International Value Select Fund

WHV Emerging Markets Equity Fund

TW Small Cap Growth Fund

EIC Value Fund

SNW Oregon Short-Term Tax-Exempt Bond Fund

DuPont Capital Emerging Markets Debt Fund

Heitman REIT Fund

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Exhibit A to be executed by their officers designated below effective as of the date and year first above written.

BNY MELLON INVESTMENT SERVICING (US) INC.

		By:	/s/ Jay F. Nusblatt
		Name:	Jay F. Nusblatt
		Title:	Managing Director
		Date:	5/8/12

FUNDVANTAGE TRUST

By:	/s/ Joel Weiss
Name:	Joel Weiss
Title:	President
Date:	5/9/2012